Exhibit 99.1

FOR IMMEDIATE RELEASE

April 30, 2020

Columbia Banking System Announces First Quarter 2020 Results
and Quarterly Cash Dividend

TACOMA, Washington, April 30, 2020 -- Clint Stein, President and Chief Executive Officer of Columbia Banking System, Inc. and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s first quarter 2020 earnings, “COVID-19 had a profound impact on the final weeks of the first quarter and drove a material increase in our allowance for credit losses. We focused on initiatives intended to improve our operating leverage and their positive impact is reflected in our financial results.” Mr. Stein continued, “We experienced strong loan and deposit growth during the quarter with several lines of business experiencing record first quarter performance. In addition, we focused on efficiency initiatives that significantly lowered our expense ratios.”
Balance Sheet
Total assets at March 31, 2020 were $14.04 billion, a decrease of $41.0 million from the linked quarter. Loans were $8.93 billion, up $189.9 million from December 31, 2019 as a result of loan originations of $330.7 million and increased line utilization partially offset by payments. Securities available for sale were $3.55 billion at March 31, 2020, a decrease of $193.0 million from $3.75 billion at December 31, 2019. Total deposits at March 31, 2020 were $10.81 billion, an increase of $128.0 million from December 31, 2019 principally due to an increase of $104.6 million in public funds, excluding certificates of deposit. Deposit mix remained fairly consistent from December 31, 2019 with 49% noninterest-bearing and 51% interest-bearing. The average cost of total deposits for the quarter was 14 basis points, a decrease of 7 basis points from the fourth quarter of 2019. For additional information regarding this calculation, see the “Net Interest Margin” section.

Chris Merrywell, Columbia’s Executive Vice President and Chief Operating Officer, stated, “The first quarter proved to be a positive quarter for loan growth driven by production and seasonal line utilization. Our bankers were on track for record first quarter loan production through the first two months, even though the first quarter is historically the weakest quarter of the year. Our teams did an excellent job of pivoting and adapting to our clients’ needs as our new reality set in during the last month of the quarter. The decrease in interest rates helped to drive down the cost of deposits to levels close to historic lows.”
Income Statement
Net Interest Income
Net interest income for the first quarter of 2020 was $122.4 million, a decrease of $2.4 million and an increase of $1.4 million from the linked quarter and the prior year period, respectively. The decrease from the linked quarter was primarily due to lower interest income on loans as a result of the lower rate environment and higher interest expense on FHLB advances due to higher average advance balances. The decrease to net interest income from the linked quarter was partially offset by an increase in interest income on securities primarily due to $1.9 million of interest income and discount accretion related to the early payoff of three securities and a decrease in interest expense on money market deposits principally due to lower rates. Net interest income compared to the prior year period increased as a result of interest income and discount accretion from the early payoff on securities mentioned previously and higher average balances of securities partially offset by higher interest expense due to higher average balances of FHLB advances. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” tables.
Provision for Credit Losses
Effective January 1, 2020, Columbia adopted Accounting Standards Update 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) and all related amendments. The allowance for credit losses under ASU 2016-13 utilizes a Current Expected Credit Losses (“CECL”) methodology which estimates the expected loan losses over the contractual life of the loans in the loan portfolio of Columbia Bank (the “Bank”). Prior to January 1, 2020, the Allowance for Loan and Lease Losses (“ALLL”) methodology was used which estimated the amount of loan losses that had been incurred at the balance sheet date. The day 1 adoption of ASU 2016-13 and related amendments resulted in an increase of $1.6 million to the Bank’s allowance for credit losses, an increase of $1.6 million to the Bank’s allowance for unfunded commitments and letters of credit and a net-of-tax cumulative-effect adjustment of $2.5 million to decrease the beginning balance of retained earnings.

The Bank’s provision for credit losses for the first quarter of 2020, under the new CECL methodology, was $41.5 million compared to $1.6 million and $1.4 million for the linked quarter and comparable quarter in 2019, respectively, which were calculated under the old ALLL methodology. The significant increase in the provision for the first quarter of 2020 was principally the result of the recent novel coronavirus (“COVID-19”) pandemic outbreak that has created significant volatility in the local, national and world economies. With the national guidance regarding social distancing and state and county mandates to shelter or stay at home, many large and small businesses have had to close and there has been a dramatic increase in new unemployment claims. As a result, we have increased our reserves for lifetime credit losses as a result of the economic impact of COVID-19. For more information, please see Note 1 to the Consolidated Financial Statements in “Item 8. Financial Statements and Supplementary Data” of our annual report on Form 10-K for the 2019 fiscal year and the “COVID-19 Update” section of this earnings release.
Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “The increase in the provision was driven by our economic forecast reflecting the changes in the outlook for the economy driven by measures to mitigate health concerns surrounding COVID-19. Also contributing to the rise in the provision for the quarter was the negative migration in the portfolio which came about, not from customer past dues for example, but from our deep dive into the industries we believe that will be most impacted.”
Noninterest Income
Noninterest income was $21.2 million for the first quarter of 2020, a decrease of $600 thousand from the linked quarter and a decrease of $489 thousand from the first quarter of 2019. The linked quarter decrease was principally due to decreases in deposit and other fees partially offset by an increase in loan fees. The decrease from the prior year period was primarily due to lower deposit fees and lower net securities gains partially offset by higher loan revenue.
Noninterest Expense
Total noninterest expense for the first quarter of 2020 was $84.3 million, a decrease of $2.7 million from the fourth quarter of 2019 due to lower legal and professional fees. The decrease in legal and professional fees was principally due to lower fees on reciprocal money market accounts in 2020 as well as lower expenses related to corporate initiatives during the first quarter of 2020.

Compared to the first quarter of 2019, noninterest expense decreased $429 thousand. Although total noninterest expense was relatively unchanged, legal and professional fees and Business and Occupation (“B&O”) taxes decreased $2.5 million and $1.3 million, respectively, these decreases were partially offset by an increase of $2.8 million in compensation and employee benefits expense. The decrease in professional fees was due to lower fees on reciprocal money market account fees as well as lower expenses related to corporate initiatives. B&O tax expense benefited from a refund for a prior year.
Net Interest Margin
Columbia’s net interest margin (tax equivalent) for the first quarter of 2020 was 4.00%, a decrease of 11 basis points and 32 basis points from the linked quarter and prior year period, respectively. The decrease in the net interest margin (tax equivalent) compared to the linked quarter was driven by lower rates on the loan portfolio and higher premium amortization on taxable securities. Compared to the prior year period, the decreased net interest margin (tax equivalent) was driven by lower rates on loans and higher average balances of FHLB advances.
Columbia’s operating net interest margin (tax equivalent)(1) was 4.02% for the first quarter of 2020, which decreased 7 and 31 basis points compared to the linked quarter and the prior year period, respectively. The decreases in the operating net interest margin for the first quarter of 2020 compared to the linked quarter and the prior year quarter were due to the items noted in the preceding paragraph.
Asset Quality
At March 31, 2020, nonperforming assets to total assets were 0.34% compared to 0.24% at December 31, 2019. Total nonperforming assets increased $14.5 million from the linked quarter due to an increase in agriculture and commercial business nonaccrual loans.

(1) Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.

The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	March 31, 2020	December 31, 2019
	(in thousands)
Nonaccrual loans:
Commercial loans:
Commercial real estate	$5,518	$3,799
Commercial business	24,395	20,937
Agriculture	15,083	5,023
Consumer loans:
One-to-four family residential real estate	2,643	3,292
Other consumer	8	9
Total nonaccrual loans	47,647	33,060
OREO and other personal property owned	510	552
Total nonperforming assets	$48,157	$33,612

The following table provides an analysis of the Company’s allowance for credit losses:

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
	(in thousands)
Prior year ending balance	$83,968	$82,660	$83,369
CECL day 1 adjustment	1,632	—	—
Beginning balance	85,600	82,660	83,369
Charge-offs:
Commercial loans:
Commercial real estate	(101)	(452)	(678)
Commercial business	(1,684)	(2,845)	(1,506)
Agriculture	(4,726)	(51)	(78)
Construction	—	(10)	(195)
Consumer loans:
One-to-four family residential real estate	(10)	(192)	(481)
Other consumer	(268)	(18)	(50)
Total charge-offs	(6,789)	(3,568)	(2,988)
Recoveries:
Commercial loans:
Commercial real estate	14	576	514
Commercial business	860	1,698	527
Agriculture	41	110	58
Construction	442	312	83
Consumer loans:
One-to-four family residential real estate	282	549	334
Other consumer	124	17	15
Total recoveries	1,763	3,262	1,531
Net charge-offs	(5,026)	(306)	(1,457)
Provision for credit losses	41,500	1,614	1,362
Ending balance	$122,074	$83,968	$83,274

The allowance for credit losses to period end loans was 1.37% at March 31, 2020 compared to an ALLL to period end loans of 0.96% at December 31, 2019.

Organizational Update
COVID-19 Update
Columbia began closely monitoring the COVID-19 outbreak early and enacted its pandemic plan in January to provide support for team members and clients. Advanced preparation and early action enabled the Bank to continue all operations as COVID-19 spread in the Northwest. Columbia continues to monitor the pandemic and adjust its response in concert with local government and healthcare officials. Clients have received support through payment deferral programs as well as a variety of options from the SBA including the Paycheck Protection Program, the Economic Injury Disaster Loan and other deferral and automatic debt relief programs. Columbia has assisted its non-profit community partners by lifting restrictions on sponsorships and contributions to allow these organizations to rededicate the funds to COVID-19 response and recovery efforts.
Aaron Deer Named Executive Vice President, Chief Financial Officer
Columbia recently announced the appointment of Aaron Deer to Executive Vice President and Chief Financial Officer following an extensive national search. Mr. Deer was most recently a Managing Director and Senior Research Analyst at Piper Sandler. As an equity analyst, he covered West Coast financial institutions for nearly 20 years with a focus on commercial banks and thrifts, financing of venture capital and private equity-backed enterprises as well as innovation among financial intermediaries. Mr. Deer has a detailed understanding of Columbia’s business and broad industry expertise that will prove valuable as the Company continues to sharpen its strategy and explore opportunities for growth and improved operating leverage.

Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.28 per common share on May 28, 2020 to shareholders of record as of the close of business on May 14, 2020.
Conference Call Information
        Columbia’s management will discuss the first quarter 2020 financial results on a conference call scheduled for Thursday, April 30, 2020 at 10:00 a.m. Pacific Time (1:00 p.m. ET). Interested parties may join the live-streamed event by using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc/index.jsp?seid=140

The conference call can also be accessed on Thursday, April 30, 2020 at 10:00 a.m. Pacific Time (1:00 p.m. ET) by calling 888-286-8956; Conference ID: 6697578.
A replay of the call can be accessed beginning Friday, May 1, 2020 using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc/index.jsp?seid=140

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the 13th consecutive year, the bank was named in 2019 as one of Puget Sound Business Journal's “Washington’s Best Workplaces.” For the 8th consecutive year, Columbia was included in the 2019 Forbes America’s Best Banks list.
More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy as well as the potential effects of the COVID-19 pandemic on Columbia’s business, operations, financial performance and prospects. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the U.S. Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov and the Company’s website at www.columbiabank.com, include the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) the effect of COVID-19 and other infectious illness outbreaks that may arise in the future, which has created significant uncertainties in U.S. and global markets, is expected to continue to adversely affect the businesses in which Columbia is engaged; (3) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (4) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (5) costs or difficulties related to the integration of acquisitions may be greater than expected; (6) competitive pressure among financial institutions may increase significantly; (7) failure to maintain effective internal control over financial reporting or disclosure controls and procedures may adversely affect our business; (8) reliance on and cost of technology may increase; and (9) changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, including with regard to COVID-19, have adversely affected and may continue to adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Contacts:	Clint Stein,
President and
Chief Executive Officer

Investor Relations
InvestorRelations@columbiabank.com
253-305-1921

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited			March 31,	December 31,
			2020	2019
			(in thousands)
ASSETS
Cash and due from banks			$190,399	$223,541
Interest-earning deposits with banks			25,357	24,132
Total cash and cash equivalents			215,756	247,673
Debt securities available for sale at fair value (amortized cost of $3,406,492 and $3,703,096, respectively)			3,553,128	3,746,142
Federal Home Loan Bank (“FHLB”) stock at cost			38,280	48,120
Loans held for sale			9,701	17,718
Loans, net of unearned income			8,933,321	8,743,465
Less: Allowance for credit losses			122,074	83,968
Loans, net			8,811,247	8,659,497
Interest receivable			44,577	46,839
Premises and equipment, net			164,626	165,408
Other real estate owned			510	552
Goodwill			765,842	765,842
Other intangible assets, net			33,148	35,458
Other assets			401,688	346,275
Total assets			$14,038,503	$14,079,524
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing			$5,323,908	$5,328,146
Interest-bearing			5,488,848	5,356,562
Total deposits			10,812,756	10,684,708
FHLB advances and Federal Reserve Bank ("FRB") borrowings			712,455	953,469
Securities sold under agreements to repurchase			29,252	64,437
Subordinated debentures			35,231	35,277
Revolving line of credit			5,000	—
Other liabilities			230,207	181,671
Total liabilities			11,824,901	11,919,562
Commitments and contingent liabilities
Shareholders’ equity:
	March 31,	December 31,
	2020	2019
	(in thousands)
Preferred stock (no par value)
Authorized shares	2,000	2,000
Common stock (no par value)
Authorized shares	115,000	115,000
Issued	73,759	73,577	1,651,399	1,650,753
Outstanding	71,575	72,124
Retained earnings			495,830	519,676
Accumulated other comprehensive income			137,207	40,367
Treasury stock at cost	2,184	1,453	(70,834)	(50,834)
Total shareholders’ equity			2,213,602	2,159,962
Total liabilities and shareholders’ equity			$14,038,503	$14,079,524

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	March 31,
	2020	2019	2019
Interest Income	(in thousands except per share amounts)
Loans	$107,366	$110,384	$108,416
Taxable securities	21,088	20,074	17,415
Tax-exempt securities	2,302	2,498	2,969
Deposits in banks	141	153	88
Total interest income	130,897	133,109	128,888
Interest Expense
Deposits	3,642	5,809	4,498
FHLB advances and FRB borrowings	4,229	1,899	2,685
Subordinated debentures	468	467	468
Other borrowings	136	117	215
Total interest expense	8,475	8,292	7,866
Net Interest Income	122,422	124,817	121,022
Provision for credit losses	41,500	1,614	1,362
Net interest income after provision for credit losses	80,922	123,203	119,660
Noninterest Income
Deposit account and treasury management fees	7,788	8,665	8,980
Card revenue	3,518	3,767	3,662
Financial services and trust revenue	3,065	3,191	2,957
Loan revenue	4,590	3,625	2,389
Bank owned life insurance	1,596	1,650	1,519
Investment securities gains, net	249	—	1,847
Other	401	909	342
Total noninterest income	21,207	21,807	21,696
Noninterest Expense
Compensation and employee benefits	54,842	54,308	52,085
Occupancy	9,197	9,010	8,809
Data processing	4,840	4,792	4,669
Legal and professional fees	2,102	4,835	4,573
Amortization of intangibles	2,310	2,450	2,748
Business and Occupation ("B&O") taxes	624	1,234	1,876
Advertising and promotion	1,305	1,329	974
Regulatory premiums	34	18	984
Net cost (benefit) of operation of other real estate owned	12	(10)	113
Other	9,005	9,012	7,869
Total noninterest expense	84,271	86,978	84,700
Income before income taxes	17,858	58,032	56,656
Provision for income taxes	3,230	11,903	10,785
Net Income	$14,628	$46,129	$45,871
Earnings per common share
Basic	$0.20	$0.64	$0.63
Diluted	$0.20	$0.64	$0.63
Dividends declared per common share - regular	$0.28	$0.28	$0.28
Dividends declared per common share - special	$0.22	$—	$0.14
Dividends declared per common share - total	$0.50	$0.28	$0.42
Weighted average number of common shares outstanding	71,206	71,238	72,521
Weighted average number of diluted common shares outstanding	71,264	71,310	72,524

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	March 31,
	2020	2019	2019
Earnings	(dollars in thousands except per share amounts)
Net interest income	$122,422	$124,817	$121,022
Provision for credit losses	$41,500	$1,614	$1,362
Noninterest income	$21,207	$21,807	$21,696
Noninterest expense	$84,271	$86,978	$84,700
Net income	$14,628	$46,129	$45,871
Per Common Share
Earnings (basic)	$0.20	$0.64	$0.63
Earnings (diluted)	$0.20	$0.64	$0.63
Book value	$30.93	$29.95	$28.39
Tangible book value per common share (1)	$19.76	$18.84	$17.39
Averages
Total assets	$13,995,632	$13,750,840	$13,048,041
Interest-earning assets	$12,487,550	$12,231,779	$11,561,627
Loans	$8,815,755	$8,742,246	$8,406,664
Securities and FHLB stock	$3,618,567	$3,453,554	$3,140,201
Deposits	$10,622,379	$10,959,434	$10,271,016
Interest-bearing deposits	$5,383,203	$5,610,850	$5,226,396
Interest-bearing liabilities	$6,375,931	$6,058,319	$5,802,965
Noninterest-bearing deposits	$5,239,176	$5,348,584	$5,044,620
Shareholders’ equity	$2,193,051	$2,170,879	$2,044,832
Financial Ratios
Return on average assets	0.42%	1.34%	1.41%
Return on average common equity	2.67%	8.50%	8.97%
Return on average tangible common equity (1)	4.72%	14.05%	15.57%
Average equity to average assets	15.67%	15.79%	15.67%
Shareholders' equity to total assets	15.77%	15.34%	15.99%
Tangible common shareholders’ equity to tangible assets (1)	10.68%	10.23%	10.44%
Net interest margin (tax equivalent)	4.00%	4.11%	4.32%
Efficiency ratio (tax equivalent) (2)	57.73%	58.34%	58.33%
Operating efficiency ratio (tax equivalent) (1)	57.24%	58.07%	57.54%
Noninterest expense ratio	2.41%	2.53%	2.60%
	March 31,	December 31,
Period end	2020	2019
Total assets	$14,038,503	$14,079,524
Loans, net of unearned income	$8,933,321	$8,743,465
Allowance for credit losses	$122,074	$83,968
Securities and FHLB stock	$3,591,408	$3,794,262
Deposits	$10,812,756	$10,684,708
Shareholders’ equity	$2,213,602	$2,159,962
Nonperforming assets
Nonaccrual loans	$47,647	$33,060
Other real estate owned (“OREO”) and other personal property owned (“OPPO”)	510	552
Total nonperforming assets	$48,157	$33,612
Nonperforming loans to period-end loans	0.53%	0.38%
Nonperforming assets to period-end assets	0.34%	0.24%
Allowance for credit losses to period-end loans	1.37%	0.96%
Net loan charge-offs (recoveries) (for the three months ended)	$5,026	$306
__________
(1) This is a non-GAAP measure. See section titled "Non-GAAP Financial Measures" on the last three pages of this earnings release for a reconciliation to the most comparable GAAP measure.
(2) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Earnings	(dollars in thousands except per share amounts)
Net interest income	$122,422	$124,817	$122,450	$125,116	$121,022
Provision for credit losses	$41,500	$1,614	$299	$218	$1,362
Noninterest income	$21,207	$21,807	$28,030	$25,648	$21,696
Noninterest expense	$84,271	$86,978	$87,076	$86,728	$84,700
Net income	$14,628	$46,129	$50,727	$51,724	$45,871
Per Common Share
Earnings (basic)	$0.20	$0.64	$0.70	$0.71	$0.63
Earnings (diluted)	$0.20	$0.64	$0.70	$0.71	$0.63
Book value	$30.93	$29.95	$29.90	$29.26	$28.39
Averages
Total assets	$13,995,632	$13,750,840	$13,459,774	$13,096,413	$13,048,041
Interest-earning assets	$12,487,550	$12,231,779	$11,941,578	$11,606,727	$11,561,627
Loans	$8,815,755	$8,742,246	$8,694,592	$8,601,819	$8,406,664
Securities and FHLB stock	$3,618,567	$3,453,554	$3,102,213	$2,969,749	$3,140,201
Deposits	$10,622,379	$10,959,434	$10,668,767	$10,186,371	$10,271,016
Interest-bearing deposits	$5,383,203	$5,610,850	$5,517,171	$5,174,875	$5,226,396
Interest-bearing liabilities	$6,375,931	$6,058,319	$5,989,042	$5,841,425	$5,802,965
Noninterest-bearing deposits	$5,239,176	$5,348,584	$5,151,596	$5,011,496	$5,044,620
Shareholders’ equity	$2,193,051	$2,170,879	$2,152,916	$2,096,157	$2,044,832
Financial Ratios
Return on average assets	0.42%	1.34%	1.51%	1.58%	1.41%
Return on average common equity	2.67%	8.50%	9.42%	9.87%	8.97%
Average equity to average assets	15.67%	15.79%	16.00%	16.01%	15.67%
Shareholders’ equity to total assets	15.77%	15.34%	15.71%	16.30%	15.99%
Net interest margin (tax equivalent)	4.00%	4.11%	4.14%	4.40%	4.32%
Period-end
Total assets	$14,038,503	$14,079,524	$13,757,760	$13,090,808	$13,064,436
Loans, net of unearned income	$8,933,321	$8,743,465	$8,756,355	$8,646,990	$8,520,798
Allowance for credit losses	$122,074	$83,968	$82,660	$80,517	$83,274
Securities and FHLB stock	$3,591,408	$3,794,262	$3,397,252	$2,894,218	$3,052,870
Deposits	$10,812,756	$10,684,708	$10,855,716	$10,211,599	$10,369,009
Shareholders’ equity	$2,213,602	$2,159,962	$2,161,577	$2,133,638	$2,088,620
Goodwill	$765,842	$765,842	$765,842	$765,842	$765,842
Other intangible assets, net	$33,148	$35,458	$37,908	$40,540	$43,189
Nonperforming assets
Nonaccrual loans	$47,647	$33,060	$37,021	$39,038	$52,615
OREO and OPPO	510	552	625	1,118	6,075
Total nonperforming assets	$48,157	$33,612	$37,646	$40,156	$58,690
Nonperforming loans to period-end loans	0.53%	0.38%	0.42%	0.45%	0.62%
Nonperforming assets to period-end assets	0.34%	0.24%	0.27%	0.31%	0.45%
Allowance for credit losses to period-end loans	1.37%	0.96%	0.94%	0.93%	0.98%
Net loan charge-offs (recoveries)	$5,026	$306	$(1,844)	$2,975	$1,457

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial loans:
Commercial real estate	$3,969,974	$3,945,853	$3,746,365	$3,689,282	$3,676,921
Commercial business	3,169,668	2,989,613	3,057,669	3,059,066	2,996,412
Agriculture	754,491	765,371	777,619	744,481	663,394
Construction	308,186	361,533	479,171	446,101	458,946
Consumer loans:
One-to-four family residential real estate	690,506	637,325	654,077	667,037	683,227
Other consumer	40,496	43,770	41,454	41,023	41,898
Total loans	8,933,321	8,743,465	8,756,355	8,646,990	8,520,798
Less: Allowance for credit losses	(122,074)	(83,968)	(82,660)	(80,517)	(83,274)
Total loans, net	$8,811,247	$8,659,497	$8,673,695	$8,566,473	$8,437,524
Loans held for sale	$9,701	$17,718	$15,036	$12,189	$4,017

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan Portfolio Composition - Percentages	2020	2019	2019	2019	2019
Commercial loans:
Commercial real estate	44.5%	45.1%	42.7%	42.6%	43.1%
Commercial business	35.5%	34.2%	34.9%	35.4%	35.2%
Agriculture	8.4%	8.8%	8.9%	8.6%	7.8%
Construction	3.4%	4.1%	5.5%	5.2%	5.4%
Consumer loans:
One-to-four family residential real estate	7.7%	7.3%	7.5%	7.7%	8.0%
Other consumer	0.5%	0.5%	0.5%	0.5%	0.5%
Total loans	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Deposit Composition - Dollars	(dollars in thousands)
Demand and other noninterest-bearing	$5,323,908	$5,328,146	$5,320,435	$5,082,219	$5,106,568
Money market	2,313,717	2,322,644	2,295,229	2,240,522	2,311,937
Interest-bearing demand	1,131,874	1,150,437	1,059,502	1,058,545	1,078,849
Savings	905,931	882,050	892,438	887,172	896,458
Interest-bearing public funds, other than certificates of deposit	405,810	301,203	629,797	270,398	269,156
Certificates of deposit, less than $250,000	214,449	218,764	223,249	228,920	236,014
Certificates of deposit, $250,000 or more	109,659	151,995	107,506	105,782	101,965
Certificates of deposit insured by CDARS®	17,171	17,065	17,252	16,559	22,890
Brokered certificates of deposit	12,259	12,259	18,852	40,502	51,375
Reciprocal money market accounts	377,980	300,158	291,542	281,247	294,096
Subtotal	10,812,758	10,684,721	10,855,802	10,211,866	10,369,308
Valuation adjustment resulting from acquisition accounting	(2)	(13)	(86)	(267)	(299)
Total deposits	$10,812,756	$10,684,708	$10,855,716	$10,211,599	$10,369,009

	March 31,	December 31,	September 30,	June 30,	March 31,
Deposit Composition - Percentages	2020	2019	2019	2019	2019
Demand and other noninterest-bearing	49.2%	49.9%	49.0%	49.8%	49.2%
Money market	21.4%	21.7%	21.1%	21.9%	22.3%
Interest-bearing demand	10.5%	10.8%	9.8%	10.4%	10.4%
Savings	8.4%	8.3%	8.2%	8.7%	8.6%
Interest-bearing public funds, other than certificates of deposit	3.8%	2.8%	5.8%	2.7%	2.6%
Certificates of deposit, less than $250,000	2.0%	2.0%	2.1%	2.2%	2.3%
Certificates of deposit, $250,000 or more	1.0%	1.4%	1.0%	1.0%	1.0%
Certificates of deposit insured by CDARS®	0.2%	0.2%	0.2%	0.2%	0.2%
Brokered certificates of deposit	0.1%	0.1%	0.2%	0.4%	0.5%
Reciprocal money market accounts	3.4%	2.8%	2.6%	2.7%	2.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	March 31, 2020			March 31, 2019
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,815,755	$108,665	4.96%	$8,406,664	$109,715	5.29%
Taxable securities	3,209,110	21,088	2.64%	2,637,436	17,415	2.68%
Tax exempt securities (2)	409,457	2,914	2.86%	502,765	3,758	3.03%
Interest-earning deposits with banks	53,228	141	1.07%	14,762	88	2.42%
Total interest-earning assets	12,487,550	132,808	4.28%	11,561,627	130,976	4.59%
Other earning assets	232,361			232,077
Noninterest-earning assets	1,275,721			1,254,337
Total assets	$13,995,632			$13,048,041
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts (3)	$2,633,931	$1,728	0.26%	$2,585,983	$2,585	0.41%
Interest-bearing demand (3)	1,125,691	484	0.17%	1,074,595	364	0.14%
Savings accounts (3)	897,276	43	0.02%	896,514	43	0.02%
Interest-bearing public funds, other than certificates of deposit (3)	355,401	903	1.02%	262,765	930	1.44%
Certificates of deposit	370,904	484	0.52%	406,539	576	0.57%
Total interest-bearing deposits	5,383,203	3,642	0.27%	5,226,396	4,498	0.35%
FHLB advances and FRB borrowings	909,110	4,229	1.87%	499,428	2,685	2.18%
Subordinated debentures	35,253	468	5.34%	35,438	468	5.36%
Other borrowings and interest-bearing liabilities	48,365	136	1.13%	41,703	215	2.09%
Total interest-bearing liabilities	6,375,931	8,475	0.53%	5,802,965	7,866	0.55%
Noninterest-bearing deposits	5,239,176			5,044,620
Other noninterest-bearing liabilities	187,474			155,624
Shareholders’ equity	2,193,051			2,044,832
Total liabilities & shareholders’ equity	$13,995,632			$13,048,041
Net interest income (tax equivalent)		$124,333			$123,110
Net interest margin (tax equivalent)			4.00%			4.32%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.4 million and $2.2 million for the three months ended March 31, 2020 and 2019, respectively. The incremental accretion income on acquired loans was $1.5 million and $2.0 million for the three months ended March 31, 2020 and 2019, respectively.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.3 million for both the three months ended March 31, 2020 and 2019. The tax equivalent yield adjustment to interest earned on tax exempt securities was $612 thousand and $789 thousand for the three months ended March 31, 2020 and 2019, respectively.
(3)Beginning July 2019, interest-bearing public funds, other than certificates of deposit, are presented separately in this table. Prior period amounts have been reclassified to conform to current period presentation.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	March 31, 2020			December 31, 2019
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,815,755	$108,665	4.96%	$8,742,246	$111,754	5.07%
Taxable securities	3,209,110	21,088	2.64%	3,011,521	20,074	2.64%
Tax exempt securities (2)	409,457	2,914	2.86%	442,033	3,163	2.84%
Interest-earning deposits with banks	53,228	141	1.07%	35,979	153	1.69%
Total interest-earning assets	12,487,550	132,808	4.28%	12,231,779	135,144	4.38%
Other earning assets	232,361			231,456
Noninterest-earning assets	1,275,721			1,287,605
Total assets	$13,995,632			$13,750,840
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$2,633,931	$1,728	0.26%	$2,649,404	$2,277	0.34%
Interest-bearing demand	1,125,691	484	0.17%	1,065,531	446	0.17%
Savings accounts	897,276	43	0.02%	888,895	47	0.02%
Interest-bearing public funds, other than certificates of deposit	355,401	903	1.02%	616,938	2,413	1.55%
Certificates of deposit	370,904	484	0.52%	390,082	626	0.64%
Total interest-bearing deposits	5,383,203	3,642	0.27%	5,610,850	5,809	0.41%
FHLB advances and FRB borrowings	909,110	4,229	1.87%	379,975	1,899	1.98%
Subordinated debentures	35,253	468	5.34%	35,299	467	5.25%
Other borrowings and interest-bearing liabilities	48,365	136	1.13%	32,195	117	1.44%
Total interest-bearing liabilities	6,375,931	8,475	0.53%	6,058,319	8,292	0.54%
Noninterest-bearing deposits	5,239,176			5,348,584
Other noninterest-bearing liabilities	187,474			173,058
Shareholders’ equity	2,193,051			2,170,879
Total liabilities & shareholders’ equity	$13,995,632			$13,750,840
Net interest income (tax equivalent)		$124,333			$126,852
Net interest margin (tax equivalent)			4.00%			4.11%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.4 million and $2.1 million for the three months ended March 31, 2020 and December 31, 2019, respectively. The incremental accretion on acquired loans was $1.5 million and $2.3 million for the three months ended March 31, 2020 and December 31, 2019, respectively.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.3 million and $1.4 million for the three months ended March 31, 2020 and December 31, 2019, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $612 thousand and $665 thousand for the three months ended March 31, 2020 and December 31, 2019, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin and operating efficiency ratio to the Company, there are no standardized definitions for them. As a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin and operating efficiency ratio:

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$124,333	$126,852	$123,110
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on acquired loans (2)	(1,491)	(2,316)	(2,035)
Premium amortization on acquired securities	1,127	1,204	1,779
Interest reversals on nonaccrual loans	788	209	626
Operating net interest income (tax equivalent) (1)	$124,757	$125,949	$123,480
Average interest earning assets	$12,487,550	$12,231,779	$11,561,627
Net interest margin (tax equivalent) (1)	4.00%	4.11%	4.32%
Operating net interest margin (tax equivalent) (1)	4.02%	4.09%	4.33%

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$84,271	$86,978	$84,700
Adjustments to arrive at operating noninterest expense:
Net benefit (cost) of operation of OREO and OPPO	(4)	10	(114)
Loss on asset disposals	(4)	—	—
Business and Occupation (“B&O”) taxes	(624)	(1,234)	(1,876)
Operating noninterest expense (numerator B)	$83,639	$85,754	$82,710

Net interest income (tax equivalent) (1)	$124,333	$126,852	$123,110
Noninterest income	21,207	21,807	21,696
Bank owned life insurance tax equivalent adjustment	424	439	404
Total revenue (tax equivalent) (denominator A)	$145,964	$149,098	$145,210

Operating net interest income (tax equivalent) (1)	$124,757	$125,949	$123,480
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities loss (gain), net	(249)	—	(1,847)
Gain on asset disposals	(21)	(530)	—
Operating noninterest income (tax equivalent)	21,361	21,716	20,253
Total operating revenue (tax equivalent) (denominator B)	$146,118	$147,665	$143,733
Efficiency ratio (tax equivalent) (numerator A/denominator A)	57.73%	58.34%	58.33%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	57.24%	58.07%	57.54%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $1.9 million, $2.0 million, and $2.1 million for the three months ended March 31, 2020, December 31, 2019, and March 31, 2019, respectively.
(2) Beginning January 2020, incremental accretion income on purchased credit impaired loans is no longer presented separate from incremental accretion income on other acquired loans. Prior period amounts have been reclassified to conform with current period presentation.

Non-GAAP Financial Measures - Continued
The Company considers its pre-tax, pre-provision income to be a useful measurement in evaluating the earnings of the Company as it provides a method to assess income. Despite the usefulness of this measure to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following table reconciles the Company’s calculation of the pre-tax, pre-provision income:

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Pre-tax, pre-provision income:	(in thousands)
Income before income taxes	$17,858	$58,032	$56,656
Provision for credit losses	41,500	1,614	1,362
Pre-tax, pre-provision income	$59,358	$59,646	$58,018

The Company considers its tangible common equity ratio and tangible book value per share ratio to be useful measurements in evaluating the capital adequacy of the Company as they provide a method to assess management’s success in utilizing our tangible capital. Despite the usefulness of these ratios to the Company, there is not a standardized definition for them. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the tangible common equity ratio:

	March 31,	December 31,	March 31,
	2020	2019	2019
Tangible common equity ratio and tangible book value per common share non-GAAP reconciliation:	(dollars in thousands except per share amounts)
Shareholders’ equity (numerator A)	$2,213,602	$2,159,962	$2,088,620
Adjustments to arrive at tangible common equity:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(33,148)	(35,458)	(43,189)
Tangible common equity (numerator B)	$1,414,612	$1,358,662	$1,279,589
Total assets (denominator A)	$14,038,503	$14,079,524	$13,064,436
Adjustments to arrive at tangible assets:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(33,148)	(35,458)	(43,189)
Tangible assets (denominator B)	$13,239,513	$13,278,224	$12,255,405
Shareholders’ equity to total assets (numerator A/denominator A)	15.77%	15.34%	15.99%
Tangible common shareholders’ equity to tangible assets (numerator B/denominator B)	10.68%	10.23%	10.44%
Common shares outstanding (denominator C)	71,575	72,124	73,565
Book value per common share (numerator A/denominator C)	$30.93	$29.95	$28.39
Tangible book value per common share (numerator B/denominator C)	$19.76	$18.84	$17.39

Non-GAAP Financial Measures - Continued
The Company also considers its return on average tangible common equity ratio to be a useful measurement as it evaluates the Company’s ongoing ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the business can be evaluated, whether acquired or developed internally. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the return on average tangible common shareholders' equity ratio:

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Return on average tangible common equity non-GAAP reconciliation:	(dollars in thousands)
Net income (numerator A)	$14,628	$46,129	$45,871
Adjustments to arrive at tangible income applicable to common shareholders:
Amortization of intangibles	2,310	2,450	2,748
Tax effect on intangible amortization	(485)	(515)	(577)
Tangible income applicable to common shareholders (numerator B)	$16,453	$48,064	$48,042
Average shareholders’ equity (denominator A)	$2,193,051	$2,170,879	$2,044,832
Adjustments to arrive at average tangible common equity:
Average intangibles	(800,079)	(802,446)	(810,376)
Average tangible common equity (denominator B)	$1,392,972	$1,368,433	$1,234,456
Return on average common equity (numerator A/denominator A) (1)	2.67%	8.50%	8.97%
Return on average tangible common equity (numerator B/denominator B) (2)	4.72%	14.05%	15.57%
__________
(1) For the purpose of this ratio, interim net income has been annualized.
(2) For the purpose of this ratio, interim tangible income applicable to common shareholders has been annualized.